EXHIBIT 10.20
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                           AMENDMENT TO 1995 EMPLOYEE
                               STOCK PURCHASE PLAN

     Pursuant to action taken at the 1999 Annual Meeting on June 29, 1999, the stockholders of Savoir Technology Group, Inc., a Delaware corporation and successor in interest to Western Micro Technology, Inc. (the "Company") have amended the Western Micro Technology, Inc. 1995 Employee Stock Purchase Plan (the "Plan"), adopted August 24, 1995, as set forth below. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Plan.

     Section 3 of the Plan is amended in its entirety to read as follows:

          "Section 3. Shares Authorized.

          The Maximum aggregate number of Shares which may be offered under the Plan shall be 675,000 shares of Stock, subject to adjustment as provided in Section 13 hereof."

     The stockholders approved a change in the offering period from six (6) months to three (3) months.